Exhibit 10.5

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT, dated as of December 8, 2025 (this “Agreement”), is by and between Twenty One Capital, Inc., a Texas corporation (“Pubco”), and Cantor EP Holdings, LLC, a Delaware limited liability company (“Sponsor”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the BCA (as defined herein).

WHEREAS, on April 22, 2025, (a) Pubco, (b) Cantor Equity Partners, Inc., a Cayman Islands exempted company (“SPAC”), (c) Twenty One Merger Sub D, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (d) Twenty One Assets, LLC, a Delaware limited liability company (the “Company”), (e) Tether Investments, S.A. de C.V., an El Salvador sociedad anónima de capital variable, (f) iFinex, Inc., a British Virgin Islands company, and (g) Stellar Beacon LLC, a Delaware limited liability company (“SoftBank”) (solely for certain limited purposes), entered into that certain Business Combination Agreement (as amended, modified, or supplemented from time to time, the “BCA”);

WHEREAS, pursuant to the BCA, among other things, on the date hereof, the Company has merged with and into Company Merger Sub (with Company Merger Sub surviving such merger as an indirect wholly-owned subsidiary of Pubco) (the “Company Merger”) and SPAC has merged with and into SPAC Merger Sub (with SPAC Merger Sub surviving such merger as a direct wholly-owned subsidiary of Pubco) (the “SPAC Merger” and together with the Company Merger and the other transactions contemplated by the BCA, including the Contribution, the Pre-Closing Restructuring and the PIPE Investments (each as defined in the BCA), the “Transactions”);

WHEREAS, in connection with the SPAC Merger and the other Transactions, on the date hereof, Pubco has issued to Sponsor 8,045,104 shares of Pubco Class A Stock, which was determined in accordance with the Sponsor Support Agreement and the BCA, in exchange for the SPAC Class A Ordinary Shares of Sponsor that it received from SPAC after conversion of the SPAC Class B Ordinary Shares held by Sponsor immediately prior to the Effective Time (such shares of Pubco Class A Stock, the “Founder Shares” which for the avoidance of doubt, shall not include any shares of Pubco Class A Stock received by Sponsor or its Affiliates as a result of the conversion or exchange of any SPAC Loans or any SPAC Class A Ordinary Shares held by the Sponsor on or prior to the transactions contemplated by the BCA);

WHEREAS, Sponsor desires to exchange a number of Founder Shares for such aggregate principal amount of 1.00% Convertible Senior Notes of Pubco due 2030, substantially in the form attached as Exhibit A hereto (the “Exchange Notes”), in each case as determined in accordance with Section 1 below, and Pubco is willing to undertake such exchange as set forth herein (such exchange, the “Securities Exchange”); and

WHEREAS, the Securities Exchange is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

1. Securities Exchange.

(a) At the Exchange Closing (as defined below), the parties shall effectuate the Securities Exchange in the following manner:

(i) Sponsor hereby assigns, transfers and delivers to Pubco, free and clear of all liens, adverse claims, mortgages, pledges, encumbrances, options, charges or other security interests (other than restrictions under the Insider Letter, the Sponsor Support Agreement or applicable securities Laws), 4,630,000 Founder Shares (the “Pubco Shares”), which number of Founder Shares is equal to the number of Sponsor Class A Ordinary Shares (as defined in the Sponsor Support Agreement and after giving effect to the share surrender described in Section 4(a) of the Sponsor Support Agreement) minus 3,415,104.

(ii) In exchange for the transfer of the Pubco Shares, Pubco hereby issues and delivers to Sponsor, an aggregate principal amount of Exchange Notes of $46,300,000, which is equal in value to the product of (1) the total number of the Pubco Shares multiplied by (2) $10.00 per share.

(b) Pubco acknowledges and agrees that the Exchange Notes and shares of Pubco Class A Stock issuable upon conversion thereof shall have the same registration rights as set forth in the Convertible Notes Subscription Agreements dated April 22, 2025, among Pubco, SPAC and the Convertible Notes Investors party thereto, which registration rights shall apply mutatis mutandis.

2. Exchange Closing. The closing of the Securities Exchange (the “Exchange Closing”) shall occur simultaneously with the execution of this Agreement and immediately after the Closing of the Transactions.

3. Representations and Warranties of Pubco. Pubco represents and warrants to Sponsor as of the date hereof as follows:

(a) Due Organization. Pubco is duly organized, validly existing and in good standing under the Laws of the State of Texas.

(b) Due Authorization; Binding Agreement; No Conflicts. Pubco has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Pubco and (assuming due authorization, execution and delivery by Sponsor) constitutes the valid and binding obligation of Pubco enforceable against Pubco in accordance with its terms, subject to the Enforceability Exceptions. Neither this Agreement nor the consummation of the Securities Exchange violate, conflict with or result in a breach of or default under (i) the articles of incorporation or bylaws of Pubco, (ii) any material Contract to which Pubco is a party or by which Pubco or any of its assets are bound, or (iii) any Laws applicable to Pubco.

(c) Validity of Exchange Notes. The Exchange Notes issued pursuant to this Agreement are valid and binding obligations of Pubco enforceable against Pubco in accordance with their terms, subject to the Enforceability Exceptions.

(d) Validity of Shares Underlying Exchange Notes. The issuance and delivery of the shares of Pubco Class A Stock upon conversion of the Exchange Note will have been duly authorized by Pubco and, when issued and delivered to Sponsor (or its nominee or custodian in accordance with the Sponsor’s delivery instructions), will be validly issued, fully paid and free and clear of any liens or other restrictions whatsoever (other than any liens or restrictions imposed by applicable securities Laws, the BCA or the organizational documents of Pubco), and will not have been issued in violation of or subject to any preemptive or similar rights created under Pubco’s organizational documents, under the Texas Business Organizations Code or any other applicable Law.

4. Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to Pubco as of the date hereof as follows:

(a) Due Organization. Sponsor is duly organized and validly existing under the Laws of the State of Delaware.

(b) Due Authorization; Binding Agreement; No Conflicts. Sponsor has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Sponsor and (assuming due authorization, execution and delivery by Pubco) constitutes the valid and binding obligation of Sponsor enforceable against Sponsor in accordance with its terms, subject to the Enforceability Exceptions. Neither this Agreement nor the consummation of the Securities Exchange violate, conflict with or result in a breach of or default under (i) the operating agreement of Sponsor, (ii) any material Contract to which Sponsor is a party or by which Sponsor or any of its assets are bound, or (iii) any Laws applicable to Sponsor.

(c) Ownership of the Pubco Shares. Sponsor is the beneficial owner of the Pubco Shares, free and clear of any lien, adverse claim, mortgage, pledge, encumbrance, option, charge or other security interests (other than restrictions under the Insider Letter, the Sponsor Support Agreement or applicable securities Laws) that would prevent Sponsor’s compliance with its obligations hereunder. Sponsor has the sole right and power to vote and dispose of the Pubco Shares, and none of the Pubco Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer of any of the Pubco Shares, except for this Agreement.

(d) Investment Intent. The Exchange Notes to be acquired by Sponsor pursuant to this Agreement shall be acquired for Sponsor’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities Laws, and such Exchange Notes shall not be disposed of in contravention of the Securities Act or any applicable state securities Laws.

(e) Sophisticated Investor. Sponsor is a an institutional “accredited investor” as defined in Rule 501 under Regulation D of the Securities Act. Sponsor is able to bear the economic risk of its investment in the Exchange Notes for an indefinite period of time and acknowledges that no public market exists for the Exchange Notes and that there is no assurance that a public market will ever develop for the Exchange Notes. The Exchange Notes have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(f) Information. Sponsor has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, sufficient information (including all documents filed or furnished to the Securities and Exchange Commission by Pubco) and has had sufficient access to Pubco necessary for Sponsor to decide to exchange its Pubco Shares for the Exchange Notes in accordance with this Agreement.

5. General Provisions.

(a) Amendments. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by any of Sponsor or Pubco from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the party sought to be bound, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

(b) Disclosure. Nothing contained in this Agreement shall be construed to limit Pubco or Sponsor from making such disclosures as may be required by Law.

(c) Notice. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email during normal business hours, (iii) by overnight courier service, or (iv) after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, and otherwise on the next Business Day, addressed as follows (or at such other address for a party as shall be specified by like notice):

if to Pubco, to it at:

Twenty One Capital, Inc.

c/o iFinex c/o SHRM Trustees (BVI) Limited, Trinity Chambers, PO Box 4301,

Road Town, Tortola, VG1110, BVI

Email: Legal

Attention: *** (copy to ***)

if to Sponsor, to it at:

Cantor EP Holdings, LLC

110 East 59th Street

New York, NY 10022

Attention: Chief Executive Officer

Email: *** and ***

(d) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(e) Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. Each party to this Agreement hereby (i) irrevocably consents and agrees that any legal or equitable Action arising under or in connection with this Agreement may be brought in the federal or state courts located in New York County in the State of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process in any such Action may be made (x) in the manner set forth in Section 5(c) (other than by e-mail), or (y) by any other method of service permitted by Law. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LEGAL ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.

(f) Entire Agreement. This Agreement embodies the entire agreement and understanding of Sponsor and Pubco with respect to the subject matter hereof and thereof, and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement.

(g) Specific Performance; Enforcement. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement may cause the other party to sustain damages for which it would not have an adequate remedy at Law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at Law or in equity. The parties agree that they shall be entitled to seek to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may entitled at Law or in equity.

(h) Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile signatures of the parties hereto.

(i) Expenses. All fees and expenses with respect to the negotiation of this Agreement and the consummation of the transactions contemplated hereby shall be borne by the party incurring such fees and expenses.

[Signature page follows]

IN WITNESS WHEREOF, Pubco and Sponsor have caused this Securities Exchange Agreement to be executed on its behalf as of the date first written above.

PUBCO:

TWENTY ONE CAPITAL, INC.

By:	/s/ Steven Meehan
Name:	Steven Meehan
Title:	Chief Financial Officer

[Signature Page to Securities Exchange Agreement]

IN WITNESS WHEREOF, Pubco and Sponsor have caused this Securities Exchange Agreement to be executed on its behalf as of the date first written above.

SPONSOR:

CANTOR EP HOLDINGS, LLC

By:	/s/ Brandon Lutnick
Name:	Brandon Lutnick
Title:	Chief Executive Officer

[Signature Page to Securities Exchange Agreement]

EXHIBIT A

FORM OF EXCHANGE NOTE

(See attached)